Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Computer Software Innovations, Inc. on Form SB-2 of our report, dated January 30, 2005 related to the consolidated financial statements as of and for the year ended December 31, 2004, 2003, and 2002, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/ Elliott Davis, LLC

Greenville, South Carolina

March 28, 2005